Exhibit 99.1

Actelis Networks Reports First Quarter 2025 Financial Results With Stable Revenues Alongside
Increased Global Partners Coverage And Operational Efficiency

strategic focus on growing deal pipeline and high-margin wins drive gross margin expansion to 35% while maintaining stable revenues and disciplined cost management across growing global customer base

FREMONT, Calif., May 13, 2025 -- Actelis Networks, Inc. (NASDAQ: ASNS) ("Actelis" or the "Company"), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today reported financial results for the first quarter ended March 31, 2025.

"Our first quarter results are driven by both the continued execution of our focus on growing our pipeline for the remainder of the year, particularly in Federal, Military, our Multi-Dwelling Units business and in Intelligent Transportation, as well as on delivering improved margins and operational efficiency while working on the expansion of our presence in those key markets," said Tuvia Barlev, Chairman and CEO of Actelis. "We're particularly encouraged by our growing global footprint with this quarter seeing new orders from across the Nordic region, Hungary as well as others from the US, UK and Japan. These new orders validate the value proposition of our cyber-hardened, rapid deployment networking solutions and solidifies new business relationships we have established with major partners, integrators and distributors operating globally in NA, Europe, and Japan. Our ability to provide immediate fiber-grade connectivity over existing infrastructure, combined with our industry-leading security capabilities, continues to resonate strongly with customers seeking rapid, cost-effective solutions, enabling modernization and security for mission critical operations. We are properly focused on our growth areas and are geared towards an exciting year ahead."

First Quarter 2025 Financial Highlights:

●	Stable Revenues: Revenues were flat vs. the first three months ending March 31, 2024, at $0.72 million. Typically, a lighter quarter seasonally, driven by the focus on growing the pipeline in advance of the remainder of the year.

●	Better Gross Margin: Gross margin improved to 35% for the first quarter ended March 31, 2025, compared to 30% for the first quarter ended March 31, 2024, reflecting higher gross margin across Federal and Military, higher US regional revenue weight, while maintaining operating cost discipline.

●	Operating expenses: 2.06 million for the three months ended March 31, 2025, 1.5% lower than $2.09 million for the three months ended March 31, 2024, reflecting the consistent efforts to reduce expenses.

●	Reduced Operating Loss: Operating loss improved to $1.81 million for the first quarter ended March 31, 2025, compared to $1.87 million in the year-ago period or a 3% improvement, driven by enhanced gross margins and continued expense control measures.

●	Strengthened Balance Sheet: The Company successfully improved its capital position during the quarter, bolstering shareholders’ equity to $2.61 million, maintaining compliance with Nasdaq listing requirements.

●	Improved Net Loss Per Share: Net loss per share decreased to $(0.22) for the first quarter ended March 31, 2025, compared to $(0.50) in the year-ago period, a 56% improvement.

Recent Business and Operational Highlights:

●	Continued focus on our three main business areas of Federal and Military, Multi-Dwelling Units (MDU) and Intelligent Transportation Systems (ITS). Attention is particularly given to growing the pipeline in advance of the remainder of the year.

●	Global partners signed-up: Engaged with multi-billion Dollar partners - one global reseller and distributor, one multi-national pan European integrator and one Asian based multi-national large manufacturer and distributor to the transportation industry, generating opportunities for our ITS markets.

●	Progressed in resource strengthening: In our target verticals’ sales and marketing, as well as in executing our off-shore, outsource strategy for better and lower cost operations, impacting R&D and G&A.

●	Military wins: Received new orders to deliver advanced GigaLine 800 (GL800) networking solution to help multi-billion dollar federal contractor modernize and cyber-harden military bases’ operations for barracks, information centers, and other base-wide installations.

●	Nordic Municipal Expansion: Secured a new order to help modernize the communications infrastructure for a major city in the Nordic region, the second largest city in a prominent Nordic country with over 300,000 residents.

●	Hungarian Utility Project: Received a follow-on order from a Hungarian utility provider to support the continued modernization of its communications network, building upon the Company’s previously announced engagement.

●	Japanese Market Growth: Received a new order to supply advanced networking technology to support critical infrastructure modernization in Japan through a leading Japanese distributor and developer of communications equipment.

●	Continued Military veteran consulting helps attract significant attention and build pipeline of opportunities in various DoD arms, particularly in the Air-Force

●	Pan-European sales presence expanding: MDU, ITS large pipeline opportunities progressing with agents deployed in various countries (Italy, Germany, France, UK, Finland, Italy and Poland)

●	Multi Dwelling Unit products completing successful trials and starting initial deployments with multiple carriers, ISP, and developers in multiple countries.

Yoav Efron, Deputy CEO and CFO of Actelis remarked: "We continue to strengthen our financial position through disciplined cost and expense management and strategic capital deployment. Our efforts to optimize operations are yielding results as seen in our improved margins and reduced expenses while effectively doing more in the market. We significantly decreased interest expenses as a result of becoming nearly debt free. We continue to focus on growing our recurring revenues and driving further margin expansion through our software and services as well as more profitable verticals’ focus.”

Fiscal First Quarter 2025 Financial Results:

Revenues for the three months ended March 31, 2025, amounted to $721,000, compared to $726,000 for the three months ended March 31, 2024. The slight decrease was primarily due to a 31% decline in revenues from the Europe, Middle East, and Africa (EMEA) region. This was partially offset by a 23% increase in revenues from North America and growth in market size within the Asia-Pacific region.

Cost of revenues for the three months ended March 31, 2025, amounted to $470,000 compared to $506,000 for the three months ended March 31, 2024. The decrease was primarily attributable to the change in regional mix of revenue with an increase in North America revenues, which are more profitable, and a decrease in Europe, Middle East and Africa revenues which are less profitable.

Gross profit for the three months ended March 31, 2025, amounted to $251,000 or 35% of revenue, compared to $220,000, or 30% of revenue for the three months ended March 31, 2024. The increase was primarily due to improved regional revenue mix and efficient cost management.

Research and development expenses for the three months ended March 31, 2025, amounted to $681,000 compared to $647,000 for the three months ended March 31, 2024. The increase was primarily driven by a rise in the utilization of professional services.

Sales and marketing expenses for the three months ended March 31, 2025, amounted to $666,000 compared to $627,000 for the three months ended March 31, 2024. The increase was primarily by engaging consultants in the different regions.

General and administrative expenses for the three months ended March 31, 2025, amounted to $716,000 compared to $817,000 for the three months ended March 31, 2024. The decrease was mainly due to cost reduction measures taken.

Operating loss for the three months ended March 31, 2025, was $1.81 million, compared to an operating loss of $1.87 million for the three months ended March 31, 2024.

Financial expenses and interest expenses for the three months ended March 31, 2025, were $48,000 (including $34,000 interest expenses) compared to $115,000 (including $207,000 interest expenses) for the three months ended March 31, 2024. The decrease is mainly due to repayment of loans, reducing interest expense and other bank-related charges.

Net loss for the three months ended March 31, 2025, was $1.86 million, compared to net loss of $1.99 million for the three months ended March 31, 2024.

Adjusted EBITDA loss, a non-GAAP measurement of operating performance (reconciled below to Net Loss), for the three months ended March 31, 2025, was $1.69 million, compared to $1.79 million in the comparable year-ago period.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA, and backlog of open orders are non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide non-GAAP operating results adjusted for certain items, including: financial expenses, which are interest, financial instrument fair value adjustments, exchange rate differences of assets and liabilities, stock based compensation expenses, depreciation and amortization expense, tax expense, and impact of development expenses ahead of product launch. We adjust for the items listed above and show non-GAAP financial measures in all periods presented, unless the impact is clearly immaterial to our financial statements.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Contact

ARX | Capital Markets Advisors
North American Equities Desk
actelis@arxadvisory.com

-Financial Tables to Follow-

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U. S. dollars in thousands except for share and per share amounts)

	March 31, 2025	December 31, 2024
Assets
CURRENT ASSETS:
Cash and cash equivalents	1,122	1,967
Restricted cash equivalents	302	300
Trade receivables, net of allowance for credit losses of $168 as of March 31, 2025, and December 31, 2024.	1,234	1,616
Inventories	2,508	2,436
Prepaid expenses and other current assets, net of allowance for doubtful debts of $181 as of March 31, 2025, and December 31, 2024.	681	584
TOTAL CURRENT ASSETS	5,847	6,903

NON-CURRENT ASSETS:
Property and equipment, net	35	38
Prepaid expenses and other	538	492
Restricted bank deposits	91	91
Severance pay fund	201	205
Operating lease right of use assets	310	410
Long-term deposits	85	86
TOTAL NON-CURRENT ASSETS	1,260	1,322

TOTAL ASSETS	7,107	8,225

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

UNAUDITED

(U. S. dollars in thousands)

	March 31, 2025	December 31, 2024
Liabilities, Mezzanine Equity and shareholders’ equity
CURRENT LIABILITIES:
Credit line	444	774
Short-term loans	75	-
Trade payables	903	982
Deferred revenues	281	246
Employee and employee-related obligations	738	688
Accrued royalties	520	673
Current maturities of operating lease liabilities	298	415
Other current liabilities	481	805
TOTAL CURRENT LIABILITIES	3,740	4,583

NON-CURRENT LIABILITIES:
Long-term loan	150	150
Deferred revenues	69	92
Accrued severance	226	229
Other long-term liabilities	116	186
TOTAL NON-CURRENT LIABILITIES	561	657
TOTAL LIABILITIES	4,301	5,240

COMMITMENTS AND CONTINGENCIES (Note 5)

MEZZANINE EQUITY
Redeemable convertible preferred stock - $0.0001 par value, 10,000,000 authorized as of March 31, 2025 and December 31, 2024. None issued and outstanding as of March 31, 2025 and December 31, 2024.	-	-

WARRANTS TO PLACEMENT AGENT	228	228

SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value: 30,000,000 shares authorized: 9,019,758 and 7,623,159 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively.	1	1
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized as of March 31, 2025, and December 31, 2024, None issued and outstanding as of March 31, 2025 and December 31, 2024.	-	-
Additional paid-in capital	48,499	46,818
Accumulated deficit	(45,922)	(44,062)
TOTAL SHAREHOLDERS’ EQUITY	2,578	2,757

TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	7,107	8,225

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(U. S. dollars in thousands)

	Three months ended March 31,
	2025	2024

REVENUES	721	726
COST OF REVENUES	470	506
GROSS PROFIT	251	220

OPERATING EXPENSES:
Research and development expenses	681	647
Sales and marketing expenses	666	627
General and administrative expenses	716	817
TOTAL OPERATING EXPENSES	2,063	2,091

OPERATING LOSS	(1,812)	(1,871)
Interest expense	(34)	(207)
Other Financial income (expense), net	(14)	92
NET COMPREHENSIVE LOSS FOR THE PERIOD	(1,860)	(1,986)

Net loss per share attributable to common shareholders – basic and diluted	$(0.22)	$(0.50)
Weighted average number of common stocks used in computing net loss per share – basic and diluted	8,520,110	3,978,828

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY

(UNAUDITED)

U.S. dollars in thousands (except number of shares)

	Redeemable Convertible Preferred Stock	Warrants To Placement Agent	Common Stock		Non-voting Common Stock		Additional			Total
Three months ended	Amount	Amount	Number of shares	Amount	Number of shares	Amount	paid-in capital		Accumulated deficit	shareholders’ equity
BALANCE AS OF JANUARY 1, 2024	-	159	3,007,745	1	-	-	39,916		(39,688)	229
Share based compensation	-	-	-	-	-	-	89		-	89
Vesting of RSUs	-	-	2,499	*	-	-	(*	)	-	-
Net comprehensive loss for the period	-	-	-	-	-	-	-		(1,986)	(1,986)
BALANCE AS OF MARCH 31, 2024	-	159	3,010,244	1	-	-	40,005		(41,674)	(1,668)

BALANCE AS OF JANUARY 1, 2025	-	228	7,623,159	1	-	-	46,818		(44,062)	2,757
Share based compensation	-	-	-	-	-	-	79		-	79
Vesting of RSUs	-	-	1,665	*	-	-	(*	)	-	-
Issuance of common stock, net of offering costs	-	-	1,394,934	*	-	-	1,580			1,580
Warrants to lender	-	-	-	-	-	-	22		-	22
Net comprehensive loss for the period	-	-	-	-	-	-	-		(1,860)	(1,860)
BALANCE AS OF March 31, 2025	-	228	9,019,758	1	-	-	48,499		(45,922)	2,578

*	Represents an amount less than $1 thousand.

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited)

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
	2025	2024
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(1,860)	(1,986)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6	4
Inventories write-downs	5	-
Financial expenses (income)	15	(131)
Share-based compensation	79	89
Financial income from short and long term bank deposit	-	(1)
Changes in operating assets and liabilities:
Trade receivables	382	131
Net change in operating lease assets and liabilities	(22)	6
Inventories	(76)	(83)
Prepaid expenses and other current assets	(94)	91
Trade payables	(128)	490
Deferred revenues	11	(87)
Advances from reseller	-	1,143
Other current liabilities	(488)	131
Other long-term liabilities	(4)	-
Net cash used in operating activities	(2,174)	(203)
CASH FLOWS FROM INVESTING ACTIVITIES:
Short term deposits	1	-
Purchase of property and equipment	-	(1)
Net cash provided by (used in) investing activities	1	(1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance common stock	1,750	-
Offering cost from issuance of common stock	(170)	-
Credit lines with bank, net	(324)	574
Proceeds from short term loans	75	-
Early repayment of long term loan	-	(545)
Repayment of long-term loan	-	(193)
Net cash provided by (used in) financing activities	1,331	(164)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(1)	(2)
DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(843)	(370)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	2,267	5,515
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	1,424	5,145

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(UNAUDITED)

	March 31
	2025	2024
	U.S. dollars in thousands

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	1,122	1,211
Restricted cash equivalents, current	302	1,392
Restricted cash and cash equivalents, non-current	-	2,542
Total cash, cash equivalents and restricted cash	1,424	5,145

	Three months ended March 31,
	2025	2024
	U.S. dollars in thousands
SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	167	273

SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:
Warrant to lender	22	-
Other non-current assets	50	-

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

Non-GAAP Financial Measures

(U.S. dollars in thousands)	Three months Ended March 31, 2025	Three months Ended March 31, 2024
Revenues	$721	$726
GAAP net loss	(1,860)	(1,986)
Interest Expense	$34	$207
Other financial (income) expenses, net	14	(92)
Tax Expense	32	17
Fixed asset depreciation expense	6	4
Stock based compensation	79	89
Research and development, capitalization	-	-
Other one time costs and expenses	-	(26)
Non-GAAP Adjusted EBITDA	(1,695)	$(1,787)
GAAP net loss margin	(257.97)%	(273.55)%
Adjusted EBITDA margin	(253.09)%	(246.14)%